Exhibit 99.2

Amicus Therapeutics Prices Underwritten

Offering of Common Stock

CRANBURY, NJ, June 11, 2015 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company at the forefront of therapies for rare and orphan diseases, today announced the pricing of an underwritten offering of 16,981,132 shares of its common stock at $13.25 per share. The gross proceeds from the offering to Amicus are expected to be $225 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Amicus.  In addition, Amicus has granted the underwriters a 30-day option to purchase up to an additional 2,547,170 shares of its common stock. The offering is expected to close on June 17, 2015, subject to customary closing conditions.

J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. Cowen and Company, LLC is acting as lead manager and Janney Montgomery Scott LLC is acting as co-manager for the offering.

The Company expects to use the net proceeds of the offering for investment in the global commercialization infrastructure for Galafold™ (migalastat) for Fabry disease, the continued clinical development of its product candidates and for other general corporate purposes.

The securities described above are being offered by Amicus pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will also be filed with the SEC. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204) or Goldman, Sachs & Co., by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by facsimile: 212-902-9316, by email: prospectus-ny@ny.email.gs.com; or by telephone: 866-471-2526.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq:FOLD) is a biopharmaceutical company at the forefront of therapies for rare and orphan diseases. The Company is developing novel, first-in-class treatments for a broad range of human genetic diseases, with a focus on delivering new benefits to individuals with lysosomal storage disorders. Amicus’ lead programs in development include the small molecule pharmacological chaperone Galafold™ for Fabry disease, as well as next-generation enzyme replacement therapy (ERT) products for Fabry disease, Pompe disease, and Mucopolysaccharidosis Type I.

Forward-Looking Statements

Statements in this press release concerning Amicus’ future expectations, plans and prospects, including, without limitation, statements regarding the proposed public offering, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements due to various risks, uncertainties and important factors, including those set forth in the “Risk Factors” section in the prospectus supplement relating to the offering and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, any of which could cause its actual results to differ from those contained in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

Pure Communications

Dan Budwick

dan@purecommunicationsinc.com

(973) 271-6085

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